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               CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this

Registration Statement on Form N-1A of our reports dated August

10, 2001 relating to the financial statements and financial

highlights which appear in the June 30, 2001 Annual Reports to

Shareholders of Alliance Capital Reserves and Alliance Money

Reserves, portfolios of Alliance Capital Reserves, which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings

"Financial Highlights", "Accountants", and "Financial Statements

and Report of Independent Accountants" in such Registration

Statement.







PricewaterhouseCoopers LLP
October 25, 2001



















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